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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference in the registration statement on Form S-3 of Mail.com, Inc. of our report dated February 10, 2000, relating to the consolidated balance sheets of Mail.com as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of Mail.com, Inc.

                                            /s/ KPMG LLP

New York, New York
September 15, 2000